Exhibit 4.21
SUPPLEMENTAL INDENTURE
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 15, 2024, among Earl Owen Co., a Texas corporation, Uni-Select USA Holdings, Inc., a Delaware corporation, Uni-Select USA LLC, a Delaware limited liability company, and FinishMaster, Inc., an Indiana corporation (each a “Guaranteeing Subsidiary and collectively, the “Guaranteeing Subsidiaries”), each a direct or indirect subsidiary of LKQ Corporation (or its permitted successor), a Delaware corporation (the “Issuer”), the Issuer, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture, dated as of May 24, 2023 (the “Indenture”), providing for the issuance of the Issuer’s 5.750% Notes due 2028 (the “2028 Notes”) and the Issuer’s 6.250% Notes due 2033 (the “2033 Notes” and, together with the 2028 Notes, the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances each of the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which each such Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 8.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. Such Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article Ten thereof.
4.    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator member of the Board of Directors or holder of Capital Stock of the Issuer or of any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Supplemental Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.
5.    THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuer.
[Remainder of Page Intentionally Blank]

SMRH:4859-5506-4741.1	-2-

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed all as of the date and year first written above.

EARL OWEN CO., as Guarantor

By:_/s/Rick Galloway______________________
    Name: Rick Galloway
    Title:    Vice President and Chief Financial Officer

UNI-SELECT USA HOLDINGS, INC., as Guarantor

By:_/s/Rick Galloway______________________
    Name: Rick Galloway
    Title:    Vice President and Chief Financial Officer

UNI-SELECT USA LLC, as Guarantor

By: :_/s/Rick Galloway______________________
    Name: Rick Galloway
Title:    Vice President and Chief Financial Officer

FINISHMASTER, INC., as Guarantor

By: :_/s/Rick Galloway______________________
    Name: Rick Galloway
    Title:    Vice President and Chief Financial Officer

LKQ CORPORATION,
as Issuer
By: :_/s/Rick Galloway______________________
Name: Rick Galloway
Title: Senior Vice President and Chief Financial     Officer

Signature Page to Supplemental Indenture

A&A AUTO PARTS STORES, INC.
AMERICAN RECYCLING INTERNATIONAL, INC.
ASSURED QUALITY TESTING SERVICES, LLC
AUTOMOTIVE CALIBRATION & TECHNOLOGY SERVICES, LLC
DRIVERFX.COM, INC.
GLOBAL POWERTRAIN SYSTEMS, LLC
KAIR IL, LLC
KAO LOGISTICS, INC.
KAO WAREHOUSE, INC.
KEYSTONE AUTOMOTIVE INDUSTRIES, INC.
KEYSTONE AUTOMOTIVE OPERATIONS, INC.
KEYSTONE AUTOMOTIVE OPERATIONS OF CANADA, INC.
KPGW CANADIAN HOLDCO, LLC
LKQ AUTO PARTS OF CENTRAL CALIFORNIA, INC.
LKQ BEST AUTOMOTIVE CORP.
LKQ CENTRAL, INC.
LKQ FOSTER AUTO PARTS, INC.
LKQ INVESTMENTS, INC.
LKQ LAKENOR AUTO & TRUCK SALVAGE, INC.
LKQ MIDWEST, INC.
LKQ NORTHEAST, INC.
LKQ PICK YOUR PART CENTRAL, LLC
LKQ PICK YOUR PART MIDWEST, LLC
LKQ PICK YOUR PART SOUTHEAST, LLC
LKQ SOUTHEAST, INC.
LKQ TAIWAN HOLDING COMPANY
LKQ TRADING COMPANY
NORTH AMERICAN ATK CORPORATION
PICK-YOUR-PART AUTO WRECKING
POTOMAC GERMAN AUTO, INC.
REDDING AUTO CENTER, INC.

each as a Guarantor

By: :_/s/Rick Galloway______________________
Name: Rick Galloway
Title: Vice President and Chief Financial Officer

Signature Page to Supplemental Indenture

WARN INDUSTRIES, INC.,
as a Guarantor

By: /s/William Rogers
Name: William Rogers
Title: President

Signature Page to Supplemental Indenture

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By: /s/Linda Garcia
Name: Linda Garcia
Title: Vice President

Signature Page to Supplemental Indenture